Exhibit (h)(6)

AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

AMENDMENT made as of February ___, 2023 to the Transfer Agency and Service Agreement (the “Agreement”) made as of August 8, 2022 between AB ACTIVE ETFs, INC., a Maryland corporation (the “Company”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Transfer Agent”). Capitalized terms not defined herein have the meaning set forth in the Agreement.

WITNESSETH

WHEREAS, the Company and the Transfer Agent are parties to the Agreement;

WHEREAS, the Company and the Transfer Agent wish to amend the Agreement in the manner set forth herein;

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.  Amendment of Agreement. SCHEDULE A to the Agreement is amended by deleting it in its entirety and replacing it with the following:

LIST OF PORTFOLIOS:

AB Ultra Short Income ETF

AB Tax-Aware Short Duration Municipal ETF

AB US Low Volatility Equity ETF

AB US High Dividend ETF

AB Disruptors ETF

AB High Yield ETF

AB US Large Cap Strategic Equities ETF

2.   No Other Changes. Except as provided herein, the Agreement shall be unaffected hereby.

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IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first set forth above.

AB ACTIVE ETFs, INC.

By:
Title:

STATE STREET BANK AND TRUST COMPANY

By:
Title: